UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 2, 2012

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15491	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction)		Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure required by this item is included in Item 2.01 below and is incorporated herein by reference.

Item 2.01 Completion of Acquisitions or Disposition of Assets

On February 2, 2012, KEMET Corporation (“KEMET”) announced that it had agreed to acquire all of the authorized, issued and outstanding shares of the stock of Niotan Incorporated (“Niotan”), a leading manufacturer of tantalum powders from an affiliate of Denham Capital Management LP.  KEMET will pay an initial purchase price of $30,000,000 at the closing of the transaction and additional deferred payments of $45,000,000 over a thirty month period after the closing.  KEMET will also be required to make quarterly royalty payments for tantalum powder produced by Niotan after the closing of the transaction, in an aggregate amount equal to $10,000,000 by December 31, 2014.  The transaction is subject to customary closing conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino Act, and is expected to close in March 2012.

A copy of the news release has been included as Exhibit 99.1.  A copy of the Stock Purchase Agreement has been included as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(a)          Financial Statements of Business Acquired

Not applicable.

(b)          Pro Forma Financial Information

Not applicable.

(c)           Shell Company Transaction

Not applicable.

(d)          Exhibits

99.1        Press Release, dated February 2, 2012, issued by the Company

99.2        Stock Purchase Agreement, dated as of February 2, 2012, by and among KEMET Corporation, Niotan Incorporated and Niotan Investment Holdings LLC.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 3, 2012	KEMET Corporation

/s/ William M. Lowe, Jr.

William M. Lowe, Jr.

Executive Vice President and
Chief Financial Officer